As filed with the Securities and Exchange Commission on June 13, 2002
                                                    Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             Registration Statement
                        Under The Securities Act Of 1933
                                 ---------------

                                 CRIIMI MAE INC.
             (Exact name of registrant as specified in its charter)

             Maryland                                    52-1622022
 (State or other jurisdiction of         (I.R.S. employer identification number)
  incorporation or organization)

                              11200 Rockville Pike
                            Rockville, Maryland 20852
          (Address, including zip code, of principal executive offices)
                                ---------------

                            2001 Stock Incentive Plan
                            (Full title of the Plan)
                                ---------------

                               William B. Dockser
                              Chairman of the Board
                              11200 Rockville Pike
                            Rockville, Maryland 20852
                                 (301) 816-2300
 (Name, address and telephone number, including area code, of agent for service)
                                ---------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                     Proposed     Proposed Maximum
                Title of                          Amount             Maximum         Aggregate          Amount of
               Securities                         to be           Offering Price   Offering Price    Registration Fee
            to be Registered                    Registered          Per Share

------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share      625,000 shares (1)        $6.53 (2)    $4,081,250 (2)        $375.48
------------------------------------------------------------------------------------------------------------------------

(1) Issuable upon stock awards to be granted or upon exercise of options granted or to be granted under the 2001 Stock Incentive Plan, as amended (the "Plan"). Represents an increase in the number of shares of CRIIMI MAE Inc. (the "Registrant") common stock available for issuance under such Plan from 610,000 to 1,235,000, such increase approved on May 14, 2002 by the Registrant's stockholders.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) and (c) based on the average of the high and low prices of the Registrant's common stock on June 12, 2002.

                                EXPLANATORY NOTE

     This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which Registration Statement No. 333-73100 on Form S-8, as filed with the Securities and Exchange Commission ("SEC") on November 9, 2001 relating to the Plan, is effective. Pursuant to General Instruction E to Form S-8, the contents of the above-identified Registration Statement are herby incorporated by reference.

     Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act") provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant. The financial statements of the Registrant included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the "Annual Report") were audited by Arthur Andersen LLP ("Arthur Andersen"), the Registrant's independent public accountant at the time the Annual Report was filed with the SEC on March 27, 2002. As previously announced on May 9, 2002, the Registrant dismissed Arthur Andersen as its independent public accountant for the 2002 fiscal year. The Registrant has been unable to obtain the written consent of Arthur Andersen to incorporate by reference in this Registration Statement its report dated March 21, 2002 included in the Registrant's Annual Report. However, Rule 437a of the Securities Act permits the Registrant to file this Registration Statement without a written consent from Arthur Andersen. Accordingly, Arthur Andersen may not be liable to any stockholder under Section 11(a) of the Securities Act because it has not consented to being named as an expert in this Registration Statement.


                                      (ii)

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits

Exhibit No.                             Description of Exhibit

3 Registrant's Articles of Amendment and Restatement, including Exhibits thereto filed with the Maryland State Department of Assessments and Taxation on April 17, 2001 (incorporated by reference herein to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on June 1, 2001).

3.1* Registrant's Articles of Amendment, filed with the Maryland State Department of Assessments and Taxation on October 12, 2001.

3.2* Registrant's Articles Supplementary for its Series H Junior Preferred Stock, filed with the Maryland State Department of Assessments and Taxation on January 30, 2002.

3.3 Registrant's Articles of Amendment, filed with the Maryland State Department of Assessments and Taxation on May 15, 2002 (incorporated by reference herein to Exhibit 3 to the Registrant's Current Report on Form 8-K filed with the SEC on May 16, 2002).

3.4                        Second Amended and Restated Bylaws of CRIIMI MAE Inc.
                           (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the SEC on June 1, 2001).

4 Registrant's 2001 Stock Incentive Plan (incorporated by reference to Annex B to Definitive Proxy Statement filed with the SEC on August 16, 2001).

5*                         Opinion of Venable, Baetjer and Howard, LLP.

23.1 Consent of Venable, Baetjer and Howard, LLP. Included in Exhibit 5 hereto.

23.2 The Registrant was unable to obtain the written consent of Arthur Andersen LLP to incorporate by reference its report dated March 21, 2002. See Explanatory Note on page (ii).

24 Power of Attorney. Included on page II-3 of this Registration Statement.

*Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on June 13, 2002.


                                           CRIIMI MAE INC.



                                           /s/William B. Dockser
                                           --------------------------
                                           William B. Dockser
                                           Chairman of the Board and
                                           Principal Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of CRIIMI MAE Inc., hereby constitute and appoint William B. Dockser and H. William Willoughby, and each of them severally, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his name place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

                   Name                                          Title                               Date
                   ----                                          -----                               ----

/s/William B. Dockser                             Chairman of the Board and Principal            June 13, 2002
------------------------------------                       Executive Officer
William B. Dockser

/s/H. William Willoughby                          Director, President and Secretary             June 13, 2002
------------------------------------
H. William Willoughby

                                                Senior Vice President, Chief Financial           June 13, 2002
/s/Cynthia O. Azzara                         Officer, Treasurer and Principal Financial
------------------------------------                    and Accounting Officer
Cynthia O. Azzara

/s/Robert J. Merrick                                           Director                          June 13, 2002
------------------------------------
Robert J. Merrick

/s/Robert E. Woods                                             Director                          June 13, 2002
------------------------------------
Robert E. Woods

/s/John R. Cooper                                              Director                          June 13, 2002
------------------------------------
John R. Cooper


                                  EXHIBIT INDEX

Exhibit No.                                 Description of Exhibit

3 Registrant's Articles of Amendment and Restatement, including Exhibits thereto filed with the Maryland State Department of Assessments and Taxation on April 17, 2001 (incorporated by reference herein to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on June 1, 2001).

3.1* Registrant's Articles of Amendment, filed with the Maryland State Department of Assessments and Taxation on October 12, 2001.

3.2* Registrant's Articles Supplementary for its Series H Junior Preferred Stock, filed with the Maryland State Department of Assessments and Taxation on January 30, 2002.

3.3 Registrant's Articles of Amendment, filed with the Maryland State Department of Assessments and Taxation on May 15, 2002 (incorporated by reference herein to Exhibit 3 to the Registrant's Current Report on Form 8-K filed with the SEC on May 16, 2002).

3.4                        Second Amended and Restated Bylaws of CRIIMI MAE Inc.
                           (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the SEC on June 1, 2001).

4 Registrant's 2001 Stock Incentive Plan (incorporated by reference to Annex B to Definitive Proxy Statement filed with the SEC on August 16, 2001).

5*                         Opinion of Venable, Baetjer and Howard, LLP.

23.1 Consent of Venable, Baetjer and Howard, LLP. Included in Exhibit 5 hereto.

23.2 The Registrant was unable to obtain the written consent of Arthur Andersen LLP to incorporate by reference its report dated March 21, 2002. See Explanatory Note on page (ii).

24 Power of Attorney. Included on page II-3 of this Registration Statement.

*Filed herewith.

                                                             SEC COVER LETTER

                                  June 13, 2002

VIA EDGAR

U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

        Re:          Registration Statement on Form S-8 of CRIIMI MAE Inc.

Ladies and Gentlemen:

     With this letter, CRIIMI MAE Inc. (the "Company") is filing with the Securities and Exchange Commission by EDGAR a registration statement on Form S-8 under the Securities Act of 1933, as amended, relating to an additional 625,000 shares of the Company's common stock issuable under the Company's 2001 Stock Incentive Plan, as amended. The $375.19 registration fee for this Form S-8 should be deducted from the Company's outstanding registration fee credit balance.

     If you have any questions with respect to this filing, please do not hesitate to call the undersigned at (301) 816-2300.

                                Very truly yours,


                                /s/William B. Dockser
                                ----------------------
                                William B. Dockser
                                Chairman of the Board

Enclosure